Exhibit 10.4

SECURITY AGREEMENT

Dated as of February 9, 2024

among

AtlasClear Holdings, Inc. (f/k/a Calculator New Pubco, Inc.)

and

Each Other Grantor
From Time to Time Party Hereto

and

FUNICULAR FUNDS, LP

i

ii

EXHIBITS AND SCHEDULES

Exhibit 1	Form of Pledge Amendment

Exhibit 2	Form of Joinder Agreement

Exhibit 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims

Schedule 2	Filings

Schedule 3	Jurisdiction of Organization; Chief Executive Office

Schedule 4	Location of Inventory and Equipment

Schedule 5	Pledged Collateral

Schedule 6	Intellectual Property

iii

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of February 9, 2024 (this “Agreement”), by and among AtlasClear Holdings, Inc. f/k/a Calculator New Pubco, Inc., a Delaware corporation (the “Borrower”), each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (the “Grantors”), and FUNICULAR FUNDS, LP, a Delaware limited partnership, or its registered assigns (the “Secured Party”).

A.            Pursuant to the Secured Convertible Promissory Note dated as of February 9, 2024 (as the same may be modified from time to time, the “Note”) by Borrower and the Secured Party, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B.            Each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Note) of the Borrower pursuant to the Guaranty (as defined in the Note).

C.            Each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Note.

D.            To induce Secured Party to enter into the Note and to make the extension of credit thereunder to the Borrower, the Grantors shall have executed and delivered this Agreement to the Secured Party.

The parties accordingly agree as follows:

ARTICLE I
Defined Terms

1.1            Terms Defined in Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

1.2            Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC, including but not limited to the following terms: all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, supporting obligations, commercial tort claims, books and records, fixtures, and proceeds.

1.3            Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the preamble and the premises, the following terms shall have the following meanings:

(a)            “Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

(b)            “Collateral” is defined in Section 2.1.

(c)            “Copyright License” means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

(d)            “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Person: (a) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (b) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

(e)            “Excluded Equity” means any voting stock in excess of 66% of the outstanding voting stock of any Excluded Foreign Subsidiary. For purposes of this Section 1.3(e), “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

(f)            “Excluded Property” means, collectively, (i) Excluded Equity; (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Grantors and their Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Agreement or any Stock related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law; (iii) fixed or capital assets owned by any Grantor that is subject to a purchase money Lien or a capital lease if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Grantors and their Affiliates as a condition to the creation of any other Lien on such equipment; (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); (v) any Excluded Accounts; (vi) any cash that AtlasClear, Inc. is required to keep on its books in order to satisfy capital requirements pursuant to Exchange Act Rule 15c3-1, and (vii) all assets of Wilson-Davis to the extent (other than Pledged Stock of Wilson-Davis owned by a Grantor) solely to the extent that granting a lien on such assets would result in Wilson-Davis having a net capital balance below the requirement to maintain its ability to act as a registered broker-dealer; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property). For the avoidance of doubt, in the event that Wilson-Davis becomes subject to a lower net capital requirement, or if FINRA were to lower the net capital requirement applicable to Wilson-Davis, clause (vii) of this definition shall be of no further force and effect and Wilson-Davis shall at such time automatically be deemed to be a Grantor hereunder to the extent possible under any applicable Requirements of Law.

(g)            “IP Licenses” means, collectively, Copyright Licenses, Trademark Licenses and Patent Licenses.

(h)            “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

(i)             “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person

(j)             “Patent License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

(k)            “Patents” means all of the following in which any Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part or extensions thereof.

(l)             “Pledged Certificated Stock” means all certificated securities and any other Stock or of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock listed on Schedule 5.

(m)            “Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

(n)            “Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $50,000 in the aggregate including all Indebtedness described on Schedule 5, issued by the obligors named therein.

(o)            “Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $50,000 in the aggregate other than any Pledged Stock or Pledged Debt Instruments.

(p)            “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

(q)            “Pledged Uncertificated Stock” means any Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any organizational document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated.

(r)             “Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

(s)            “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

(t)             “Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(u)            “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

(v)            “Vehicles” means all vehicles covered by a certificate of title law of any state.

(w)            “Wilson-Davis” means Wilson-Davis & Co., Inc., a Utah corporation.

ARTICLE II
Grant of Security Interest

2.1            Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)            all accounts, chattel paper, deposit accounts, documents, goods, equipment, general intangibles, instruments, inventory, money, letter-of-credit rights, investment property (including, but not limited to, the Pledged Collateral), Intellectual Property, Vehicles, electronic chattel paper, and any supporting obligations related thereto;

(b)            all causes of action including, but not limited to, the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Secured Party pursuant to Section 4.9;

(c)            all books and records pertaining to the other property described in this Section 2.1;

(d)            all property of such Grantor held by the Secured Party, including all property of every description, in the custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)            all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)             to the extent not otherwise included, all proceeds of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

2.2            Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Secured Party, and grants to the Secured Party a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE III
Representations and Warranties

To induce the Secured Party to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Secured Party:

3.1            Title; No Other Liens. Except for the Lien granted to the Secured Party pursuant to this Agreement and other Permitted Encumbrances (except for those Permitted Encumbrances not permitted to exist on any Collateral) under any Loan Document (including Section 3.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

3.2            Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Secured Party in all Collateral subject, for the following Collateral, to the occurrence of the following: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Secured Party in completed and duly authorized form), (b) with respect to any deposit account, the execution of a control agreement among the applicable Grantor, the depository institution and the Secured Party pursuant to which the Secured Party is granted control over such deposit account, (c) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the Applicable IP Office, (d) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Secured Party over such letter-of-credit rights, (e) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Secured Party over such electronic chattel paper and (f) in the case of Vehicles, the actions required under Section 4.1(e). Such security interest shall be prior to all other Liens on the Collateral except for Permitted Encumbrances having priority over the Secured Party’s Lien by operation of law or unless otherwise permitted by any Loan Document upon (a) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Secured Party of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Secured Party or in blank, (b) in the case of any Pledged Investment Property not in certificated form, the execution of a control agreement among the applicable Grantor, the securities intermediary and the Secured Party pursuant to which the Secured Party is granted control over such investment property and (c) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Secured Party of such instruments and tangible chattel paper. Except as set forth in this Section 3.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

3.3            Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

3.4            Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 4 and such Schedule 4 also lists the locations of such inventory, equipment and books and records for the five years preceding the date hereof.

3.5            Pledged Collateral.

(a)            The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)            All Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Secured Party in accordance with Section 4.3(a).

3.6            Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Secured Party, properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

3.7            Intellectual Property.

(a)            Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Intellectual Property and Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (A) the owner, (B) the title, (C) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (D) as applicable, the registration or application number and registration or application date and (E) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)            All Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned. No breach or default of any IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any IP License.

3.8            Commercial Tort Claims. The only commercial tort claims of such Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

3.9            Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

3.10            Enforcement. No license or permit from any Governmental Authority or notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Secured Party of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

ARTICLE IV
Covenants

Each Grantor agrees with the Secured Party to the following, as long as any Obligation remains outstanding and, in each case, unless the Secured Party otherwise consents in writing:

4.1            Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)            Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Secured Party to sell, transfer, issue, convey, assign or otherwise dispose of any Collateral if such restriction would have a Material Adverse Effect.

(b)            Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)            Such Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance satisfactory to the Secured Party.

(d)            At any time and from time to time, upon the written request of the Secured Party, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Secured Party may reasonably request, including (A) using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Secured Party of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any control agreements with respect to deposit accounts and securities accounts.

(e)            If requested by the Secured Party, such Grantor shall arrange for the Secured Party’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Secured Party shall deem advisable to perfect its security interests in any Vehicle.

(f)            To ensure that any of the Excluded Property set forth in Section 1.3(f)(ii) becomes part of the Collateral, such Grantor shall use its best efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock related thereto.

4.2            Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Secured Party and delivery to the Secured Party of (a) all documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)            permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit;

(ii)           change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(iii)          change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

4.3            Pledged Collateral.

(a)            Delivery of Pledged Collateral. Such Grantor shall (i) deliver to the Secured Party, in suitable form for transfer and in form and substance satisfactory to the Secured Party, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a securities account that is subject to a control agreement, in form and substance acceptable to the Secured Party, in favor of the Secured Party.

(b)            Event of Default. During the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)            Cash Distributions with respect to Pledged Collateral. Except as provided in Article V, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)            Voting Rights. Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

4.4            Accounts.

(a)            Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)            The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Secured Party may reasonably require in connection therewith. At any time and from time to time, upon the Secured Party’s request, such Grantor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts; provided, however, that unless a Default shall be continuing, the Secured Party shall request no more than four such reports during any calendar year.

4.5            Commodity Contracts. Such Grantor shall not have any commodity contract other than with a Person approved by the Secured Party and subject to a control agreement in favor of the Secured Party.

4.6            Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(a)            If any amount in excess of $50,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Secured Party, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Funicular Funds, LP” and, at the request of the Secured Party, shall immediately deliver such instrument or tangible chattel paper to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party.

(b)            Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Secured Party.

(c)            If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $50,000, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify the Secured Party thereof and enter into a Contractual Obligation with the Secured Party, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to the Secured Party and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).

(d)            If any amount in excess of $50,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Secured Party control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.7            Intellectual Property.

(a)            Within 30 days after any change to Schedule 6 for such Grantor, such Grantor shall provide the Secured Party notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.7 and other documents that the Secured Party reasonably requests with respect thereto.

(b)            Such Grantor shall (and shall cause all its licensees to) (i) (A) continue to use each Trademark included in the Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (A) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any Patent included in the Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any portion of the Copyrights included in the Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (D) any trade secret that is Intellectual Property may become publicly available or otherwise unprotectable.

(c)            Such Grantor shall notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Secured Party to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property.

(d)            Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)            Such Grantor shall execute and deliver to the Secured Party in form and substance reasonably acceptable to the Secured Party and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Exhibit 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all internet domain names of such Grantor (together with appropriate supporting documentation as may be requested by the Secured Party).

4.8            Notices. Such Grantor shall promptly notify the Secured Party in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

4.9            Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to the Secured Party, in each case in form and substance satisfactory to the Secured Party, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Secured Party, in each case in form and substance satisfactory to the Secured Party, any document, and take all other action, deemed by the Secured Party to be reasonably necessary or appropriate for the Secured Party to obtain, on behalf of the Secured Party, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 4.9 shall, after the receipt thereof by the Secured Party, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V
Remedial Provisions

5.1            Code and Other Remedies.

(a)            UCC Remedies. During the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)            Disposition of Collateral. Without limiting the generality of the foregoing, the Secured Party may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Secured Party’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, transfer, issue, convey, assign or otherwise dispose of any Collateral or grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)            Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Secured Party’s request, it shall assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Secured Party also has the right to require that each Grantor store and keep any Collateral pending further action by the Secured Party and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Secured Party is able to sell or otherwise dispose of any Collateral, the Secured Party shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Secured Party and (iv) the Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. The Secured Party shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Secured Party.

(d)            Application of Proceeds. Upon receipt by the Secured Party of any cash proceeds from any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees and disbursements, the Secured Party shall either apply such proceeds to the payment in whole or in part of the Secured Obligations in such order as Secured Party shall elect in its sole discretion or hold such proceeds as collateral security for the Secured Obligations. Following application of all such proceeds to the Secured Obligations and the payment by the Secured Party of any other amount required by any Requirement of Law, the Secured Party shall account for the surplus, if any, to any Grantor.

(e)            Direct Obligation. The Secured Party shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)            Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party to do any of the following:

(i)            fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Secured Party to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)           fail to obtain permits, licenses or other consents, for access to any Collateral to sell or otherwise dispose of any Collateral or for the collection or disposition of any Collateral, or, if not required by other Requirements of Law, fail to obtain permits, licenses or other consents for the collection or disposition of any Collateral;

(iii)           fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)          advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)           exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Secured Party, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)          dispose of assets in wholesale rather than retail markets;

(vii)         disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)        purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of any Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.

(g)            IP Licenses. For the purpose of enabling the Secured Party to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, transfer or grant options to purchase any Collateral) at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Secured Party (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

5.2            Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Note, if required by the Secured Party at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) delivered by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party. Until so turned over, such payment shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(a)            At any time during the continuance of an Event of Default:

(i)            each Grantor shall, upon the Secured Party’s request, deliver to the Secured Party all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party;

(ii)            the Secured Party may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Secured Party may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)           each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Secured Party to ensure any Internet Domain Name is registered.

(b)            Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Secured Party shall have no obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

5.3            Pledged Collateral.

(a)            Voting Rights. During the continuance of an Event of Default, upon notice by the Secured Party to the relevant Grantor or Grantors, the Secured Party or its nominee may exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; provided, however, that the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)            Proxies. In order to permit the Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Secured Party an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)            Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Secured Party in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Secured Party.

5.4            Proceeds to be Turned over to and Held by Secured Party. Upon the occurrence and during the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or cash equivalents shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Secured Party in the exact form received (with any necessary endorsement). All proceeds shall be applied or held by the Secured Party in accordance with Section 5.1(d).

5.5            Registration Rights.

(a)            If, in the opinion of the Secured Party, it is necessary or advisable to sell, transfer or otherwise dispose any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Secured Party, necessary or advisable to register such Pledged Collateral or that portion thereof to be Sold under the provisions of the Securities Act, all as directed by the Secured Party in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Secured Party shall designate.

(b)            Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)            Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note.

5.6            Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Secured Party to collect such deficiency.

ARTICLE VI
Miscellaneous

6.1            Reinstatement. Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

6.2            Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Secured Party may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.

6.3            Additional Grantors; Additional Pledged Collateral.

(a)            Joinder Agreements. If any Borrower is required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Secured Party a Joinder Agreement substantially in the form of Exhibit 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto as of the date hereof.

(b)            Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the date hereof, such Grantor shall deliver a pledge amendment duly executed by such Grantor in substantially the form of Exhibit 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Secured Party to attach each Pledge Amendment to this Agreement.

6.4            Rules of Construction. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

6.5            Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and this Agreement may not modified, altered or amended except by a written agreement signed by the Secured Party and each Grantor; provided, however, that Exhibits to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Exhibit 1 and Exhibit 2, respectively, in each case duly executed by the Secured Party and each Grantor directly affected thereby.

6.6            No Waiver. Neither the Secured Party’s failure, at any time or times, to require strict performance by any Grantor of any provision of this Agreement, nor the Secured Party’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of the Secured Party thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under this Agreement shall not suspend, waive or affect any other Default under this Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of any Grantor to the Secured Party contained in this Agreement and no Default by any Grantor under this Agreement shall be deemed to have been suspended or waived by the Secured Party, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of the Secured Party and directed to such Grantor specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and the Secured Party shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

6.7            Severability; Section Titles. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

6.8            Notices. All notices, requests and demands to or upon the Secured Party or any Grantor hereunder shall be effected in the manner provided for the Note; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in the Note.

6.9            Counterparts. This Agreement may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Secured Party, electronic means, all of which shall be equally valid.

6.10           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party and its successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

6.11            GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

6.12            SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)            EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH GRANTOR AND THE SECURED PARTY PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT THE SECURED PARTY AND SUCH GRANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE SECURED OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SECURED PARTY. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND SUCH GRANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN THE NOTE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH GRANTOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(b)            THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE SECURED PARTY AND ANY GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

6.13            Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 6.12 and 6.13, with its counsel.

6.14            No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto has caused this Security Agreement to be duly executed and delivered as of the date first above written.

ATLASCLEAR HOLDINGS, INC. (F/K/A CALCULATOR NEW PUBCO, INC.)

By:	/s/ Craig Ridenhour
Name: Craig Ridenhour
Title: CBDO

ATLASCLEAR, INC.

By:	/s/ Craig Ridenhour
Name: Craig Ridenhour
Title: CBDO

WILSON-DAVIS & CO, INC.

By:	/s/ Lyle W. Davis
Name: Lyle W. Davis
Title: Chairman

QUANTUM FINTECH ACQUISITION CORPORATION

By:	/s/ John Schaible
Name: John Schaible
Title: Chief Executive Officer

FUNICULAR FUNDS, LP, a Delaware limited partnership

By:	/s/ Jacob Ma-Weaver
Name: Jacob Ma-Weaver
Title: Managing Member of the General Partner

EXHIBIT 1

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of ____________, 20__, is delivered pursuant to Section 6.3 of the Security Agreement, dated as of ________________ (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), 20__, by the undersigned Grantor and certain other Persons from time to time party thereto as Grantors in favor of Funicular Funds, LP. Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Schedule A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all of the Secured Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1, 3.2, 3.5 and 3.10 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[NAME OF GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first above written:

FUNICULAR FUNDS, LP

By:
Name:
Title:

Schedule A to Pledge Amendment

PLEDGED STOCK

Issuer	Class	Certificate No(s).	Par Value	Number of Shares, Units or Interests

PLEDGED DEBT INSTRUMENTS

Issuer	DESCRIPTION OF DEBT	Certificate No(s).	FINAL MATURITY	Principal Amount

EXHIBIT 2

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of ____________, 20__, is delivered pursuant to Section 6.3 of the Security Agreement, dated as of ________________, 20__ (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), by the undersigned Grantor and certain other Persons from time to time party thereto as Grantors in favor of Funicular Funds, LP (the “Secured Party”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 6.3 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Secured Party, and grants to the Secured Party a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.

The information set forth in Schedule A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Schedule A to this Joinder Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all of the Secured Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

Signature Page to Follow

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name:
Title:

FUNICULAR FUNDS, LP

By:
Name:
Title:

EXHIBIT 3

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of ___________, 20__ (this “Agreement”), is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Funicular Funds, LP, as secured party.

W I T N E S S E T H:

A.            Pursuant to the Promissory Note, dated as of ________________, 20__ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), made by AtlasClear Holdings, Inc. f/k/a Calculator New Pubco, Inc., a Delaware corporation (the “Borrower”) in favor of the Secured Party, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

B.            Each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Note) of the Borrower pursuant to the Guaranty (as defined in the Note).

C.            All of the Grantors are party to the Security Agreement pursuant to which the Grantors are required to execute and deliver this Agreement.

Each Grantor accordingly agrees as follows:

Section 1.      Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

Section 2.      Grant of Security Interest in Intellectual Property Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Secured Party, and grants to the Secured Party a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “IP Collateral”):

(a)            all of its Copyrights and Copyright Licenses including, without limitation, those referred to on Schedule 1 hereto;

(b)            all renewals, reversions and extensions of the Copyrights and Copyright Licenses;

(c)            all of its Patents and Patent Licenses including, without limitation, those referred to on Schedule 1 hereto;

(d)            all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions with respect to any of the Patents and Patent Licenses;

(e)            all of its Trademarks and Trademark Licenses including, without limitation, those referred to on Schedule 1 hereto;

(f)            all renewals and extensions of the Trademarks and Trademark Licenses;

(g)            all goodwill of the business connected with the use of, and symbolized by, each Trademark and Trademark License; and

(h)            all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Section 3.          Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Secured Party with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.          Grantors Remain Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the IP Collateral.

Section 5.          Counterparts. This Agreement may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Secured Party, electronic means, all of which shall be equally valid.

Section 6.          GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Signature Page Follows

IN WITNESS WHEREOF, each Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[NAME OF GRANTOR]

By:
Name:
Title:

[NAME OF GRANTOR]

By:
Name:
Title:

ACCEPTED AND AGREED as of the date first above written:

FUNICULAR FUNDS, LP

By:
Name:
Title: